The undersigned hereby gives and grants the foregoing Attorney-in-Fact full power and authority to do and perform each and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully, to all intents and purposes, as the undersigned might or could do if present, hereby ratifying all that such Attorney-in-Fact or his or her substitute or substitutes shall lawfully do or cause to be done by virtue of this Power of Attorney.

This Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to such Attorney-in-Fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 16 day of February 2026.

/s/ ________________
Signature

Denise Haeggberg
Print Name

State of: Florida
County of: Orange

The foregoing instrument was acknowledged before me by means of ☒ physical presence or ☐ online notarization, this 16th day of FEB 2026, by Denise Haeggberg, who is personally known to me or who has produced PK as identification.

Signature of Notary Public: ________________

Printed Name of Notary Public: JANET L. COPE

Commission No.: HH 446086

My Commission Expires: Dec 03, 2027

*Place notary seal here:*

NOTARY PUBLIC STATE OF FLORIDA
JANET L. COPE
MY COMMISSION # HH 446086
EXPIRES: December 3, 2027